Exhibit 99.1

Applied Energetics Announces Completion of $6.586 Million Private Placement of Common Stock

New capital to accelerate development of ultrashort pulse laser directed energy solutions

TUCSON, AZ -- ACCESSWIRE -- December 8, 2022 -- Applied Energetics, Inc. (OTCQB:AERG), (“Applied Energetics” or the “Company”), a leader in the advancement of ultrashort pulse laser (USPLTM) solutions, today announced that on December 7, 2022, it closed a private placement (the “Private Placement”) of 3 million shares of its common stock to a group of new and existing institutional and accredited investors. The shares were priced at $2.20 per share for gross proceeds of $6.586 million. Applied Energetics plans to use proceeds from the Private Placement to accelerate its strategic vision to develop and deliver innovative USPL™ technologies for the wide scale deployment of directed energy solutions in contemporary national security operating environments. Use of proceeds is expected to include the addition of strategic personnel, inventory purchases, capital equipment expenditures, and general corporate purposes.

“We appreciate the continued support and strong vote of confidence from the investors who participated in this capital raise,” said Dr. Gregory Quarles, CEO at Applied Energetics. “This financing is expected to provide Applied Energetics with the additional capital to develop and demonstrate our dual-use USPL™ technologies and threat defeat capabilities at an accelerated rate.”

With the proliferation of improvised airborne threats based on commercially available unmanned aerial systems (UAS) becoming a primary threat to personnel, platform, and installation safety, Applied Energetics is focused on providing national security organizations the ability to integrate directed energy-based counter-UAS systems as part of a layered defense approach. The Company’s USPL™-based solutions are intended to deliver a combination of high-value effects at a low size, weight, and power configuration. This combination is expected to yield systems that can be deployed on both highly mobile platforms as well as fixed site installations.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. The securities issued in the private placement are not registered under the Securities Act of 1933 (“1933 Act”), as amended, or the securities laws of any other state or other jurisdiction and were offered and sold pursuant to exemptions from registration.

About Applied Energetics, Inc.

Applied Energetics, Inc., a leader in Advanced Optical Technologies and Ultrashort Pulse Directed Energy Solutions, utilizes patented, dual-use laser and optical technologies to advance critical industries, including defense, national security, biomedical and manufacturing. Applied Energetics pioneered and holds all crucial intellectual property rights to the development and use of Laser Guided Energy technology and related solutions for defense, security, commercial, and medical applications.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “anticipate,” “estimates,” “plans,” “strategy,” “target,” “prospects,” or “continue,” and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

For Investor information contact:

Kevin McGrath, Managing Director

Cameron Associates, Inc.

kevin@cameronassoc.com

T: 646-418-7002

Media Contact:

Sara Knott

LaunchTech Communications

sknott@golaunchtech.com

T: 540-764-0043